Exhibit 18

ROLLOVER AND SUPPORT AGREEMENT

August 11, 2020

This ROLLOVER AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of the date set forth above by and among CBMG Holdings, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), and certain stockholders of Cellular Biomedicine Group, Inc., a Delaware corporation (the “Company”) listed on Schedule A hereto (each, a “Rollover Stockholder” and collectively, the “Rollover Stockholders”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Parent, CBMG Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company have, concurrently with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each Rollover Stockholder is the beneficial owner (as defined under Rule 13d-3 of the Exchange Act) of certain common shares, par value US$0.001 per share, of the Company (the “Shares”) as set forth in the columns titled “Owned Securities” and “ESOP Securities for Rollover” opposite such Rollover Stockholder’s name on Schedule A hereto (such Shares, together with any other Shares or voting securities acquired (whether beneficially or of record) by such Rollover Stockholder after the date hereof and prior to the earlier of the Effective Time and the termination of all of such Rollover Stockholder’s obligations under this Agreement, including any Shares acquired by means of purchase, dividend or distribution, vested upon acceleration as a result of the transactions contemplated by the Merger Agreement, or issued upon the exercise of any Company Stock Options or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Securities”);

WHEREAS, in connection with the consummation of the Merger, each Rollover Stockholder agrees to (a) have a certain number of Securities as set forth in the column titled “Rollover Shares”, opposite such Rollover Stockholder’s name on Schedule A hereto (the “Rollover Shares”) cancelled for no consideration in the Merger, (b) subscribe for newly issued ordinary shares of Parent, par value $0.001 per share (the “Parent Shares”) immediately prior to Closing, and (c) vote the Securities at the Stockholders Meeting in favor of the Merger, in each case, upon the terms and conditions set forth herein;

WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Merger, such Rollover Stockholders are entering into this Agreement;

WHEREAS, each Rollover Stockholder acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of such Rollover Stockholder set forth in this Agreement;

WHEREAS, (i) the cancellation of the Rollover Shares for no consideration at the Closing and the issuance of Parent Shares to the Rollover Stockholders, together with the other transactions contemplated by this Agreement and the Merger Agreement, is intended to be treated as an exchange governed by Section 351(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or otherwise as a tax-deferred transaction for U.S. federal income tax purposes, and (ii) Parent is intended to be treated as a “domestic corporation” for purposes of the Code (the treatment described in paragraphs (i) and (ii), the “Intended U.S. Tax Treatment”);

WHEREAS, concurrently with the execution of this Agreement, Parent and Novartis Pharma AG have entered into a rollover and support agreement (the “Novartis Support Agreement”); and

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article I

VOTING; GRANT AND APPOINTMENT OF PROXY

Section 1.1 Voting. From and after the date hereof until the earlier of the Closing and the termination of the Merger Agreement pursuant to and in compliance with the terms therein (such earlier time, the “Expiration Time”), each Rollover Stockholder irrevocably and unconditionally hereby agrees that at the Stockholders Meeting or other annual or special meeting of the stockholders of the Company, however called, at which any of the matters described in paragraphs (a) – (b) hereof is to be considered (and any adjournment thereof), or in connection with any written resolution of the Company’s stockholders, such Rollover Stockholder shall (i) in case of a meeting, appear or cause his, her or its representative(s) to appear at such meeting or otherwise cause his, her or its Securities to be counted as present thereat for purposes of determining whether a quorum is present and (ii) vote or cause to be voted (including in person or by proxy), or deliver or cause to be delivered a written consent covering, all of such Rollover Stockholder’s Securities,

(a)       in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement (the “Transactions”) and any other action reasonably requested by Parent that is necessary for consummation of the Merger and the other transactions contemplated in the Merger Agreement, and

(b)       against (i) any action, agreement or proposal which could reasonably be expected to impede, interfere with, delay or adversely affect the Merger Agreement, the Merger or this Agreement, (ii) any Acquisition Proposal and (iii) any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent and Merger Sub under the Merger Agreement, or of such Rollover Stockholder under this Agreement.

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Section 1.2 Grant of Irrevocable Proxy; Appointment of Proxy.

(a)       Effective immediately upon the execution of the Merger Agreement and until the Expiration Time, each Rollover Stockholder hereby irrevocably appoints Parent and any designee thereof as his, her or its proxy and attorney-in-fact (with full power of substitution), to vote or cause to be voted (including by proxy or written resolution, if applicable) the Securities in accordance with Section 1.1 hereof at the Stockholders Meeting or other annual or special meeting of the stockholders of the Company, however called, including any adjournment thereof, at which any of the matters described in Section 1.1 hereof above is to be considered. Each Rollover Stockholder represents that all proxies, powers of attorney, instructions or other requests given by him, her or it prior to the execution of this Agreement in respect of the voting of such Rollover Stockholder’s Securities, if any, are not irrevocable and each Rollover Stockholder hereby revokes (or causes to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Rollover Stockholder’s Securities. Each Rollover Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

(b)       Each Rollover Stockholder affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Rollover Stockholder under this Agreement. Each Rollover Stockholder further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 1.2, is intended to be irrevocable prior to the Expiration Time. If for any reason the proxy granted herein is not irrevocable, then such Rollover Stockholder agrees to vote his, her or its Securities in accordance with Section 1.1 hereof prior to the Expiration Time. The parties hereto agree that the foregoing is a voting agreement.

Section 1.3 Restrictions on Transfers. Except as provided for in Article II below or pursuant to the Merger Agreement, each Rollover Stockholder hereby agrees that, from the date hereof until the Expiration Time, such Rollover Stockholder shall not, without the prior written consent of Parent and the Company Board (at the direction of the Special Committee), directly or indirectly, (a) offer for sale, sell (constructively or otherwise), transfer, assign, tender in any tender or exchange offer, pledge, grant, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of Law or otherwise) (collectively, “Transfer”), either voluntarily or involuntarily, or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of any Securities or any interest therein, including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case involving any Securities and which (i) has, or would reasonably be expected to have, the effect of reducing or limiting such Rollover Stockholder’s economic interest in such Securities or affecting the ownership of Securities and/or (ii) grants a third party the right to vote or direct the voting of such Securities (any such transaction, a “Derivative Transaction”), (b) deposit any Securities into a voting trust or enter into a voting agreement or

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arrangement or grant any proxy, consent, rights of first offer or refusal, or power of attorney with respect thereto that is inconsistent with this Agreement, (c) convert or exchange, or take any action which would result in the conversion or exchange, of any Securities, (d) knowingly take any action that would make any representation or warranty of such Rollover Stockholder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling, or materially delaying such Rollover Stockholder from performing any of his, her or its obligations under this Agreement, or (e) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b) (c) or (d). Any purported Transfer in violation of this Section 1.3 shall be null and void.

Article II

ROLLOVER SHARES

Section 2.1 Cancellation of Rollover Shares. Subject to the terms and conditions set forth herein, (a) each Rollover Stockholder agrees that his, her or its Rollover Shares shall be cancelled at the Closing for no consideration, other than the consideration received in Section 2.2 hereof, and (b) other than his, her or its Rollover Shares, all equity securities of the Company held by such Rollover Stockholder, if any, shall be treated as set forth in the Merger Agreement and not be affected by the provisions of this Agreement. Each Rollover Stockholder will take all actions necessary to cause the number of Rollover Shares opposite his, her or its name on Schedule A hereto to be treated as set forth herein.

Section 2.2 Subscription of Parent Shares. Immediately prior to the Closing, in consideration for the cancellation of the Rollover Shares held by the Rollover Stockholders in accordance with Section 2.1 hereof, Parent shall issue to each Rollover Stockholder (or, if designated by such Rollover Stockholder in writing, an Affiliate of such Rollover Stockholder), and such Rollover Stockholder or his, her or its Affiliate (as applicable) shall subscribe for, the number of Parent Shares set forth opposite such Rollover Stockholder’s name in column titled “Parent Shares” of Schedule A hereto. Each Rollover Stockholder hereby acknowledges and agrees that (a) the value of the Parent Shares issued to such Rollover Stockholder or his, her or its designated Affiliate is equal to (x) the total number of Rollover Shares owned by such Rollover Stockholder multiplied by (y) the Per Share Merger Consideration under the Merger Agreement, (b) delivery of such Parent Shares shall constitute complete satisfaction of all obligations towards or sums due to such Rollover Stockholder by Parent and Merger Sub in respect of the Rollover Shares held by such Rollover Stockholder and cancelled pursuant to Section 2.1 hereof, and (c) such Rollover Stockholder shall have no right to any Per Share Merger Consideration in respect of the Rollover Shares held by him, her or it.

Section 2.3 Rollover Closing. Subject to the satisfaction in full (or waiver, if permissible) of all of the conditions set forth in Section 8.1 and Section 8.2 of the Merger Agreement (other than conditions that by their nature are to be satisfied or waived, as applicable, at the Closing), the closing of the subscription and issuance of Parent Shares contemplated hereby (the “Rollover Closing”) shall take place immediately prior to the Closing.

Section 2.4 Deposit of Rollover Shares. No later than five (5) Business Days prior to the Closing, each Rollover Stockholder and any agent of such Rollover Stockholder holding certificates evidencing any of his, her or its Rollover Shares shall deliver or cause to be delivered to Parent all certificates representing such Rollover Shares in such Person’s possession, for disposition in accordance with the terms of this Agreement; such certificates and documents shall be held by Parent or any agent authorized by Parent until the Closing.

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Article III

REPRESENTATIONS, WARRANTIES AND COVENANTS
OF THE ROLLOVER STOCKHOLDERS

Section 3.1 Representations and Warranties. Each Rollover Stockholder, severally and not jointly, represents and warrants to Parent as of the date hereof and as of the Rollover Closing:

(a)       such Rollover Stockholder has the requisite power and authority to execute, deliver and perform this Agreement;

(b)       if such Rollover Stockholder is an entity, the execution, delivery and performance of this Agreement by such Rollover Stockholder has been duly authorized by all necessary action on the part of such Rollover Stockholder and no additional proceedings are necessary for such Rollover Stockholder to approve this Agreement;

(c)       this Agreement has been duly executed and delivered by such Rollover Stockholder and constitutes a valid and binding agreement of such Rollover Stockholder enforceable against such Rollover Stockholder in accordance with the terms hereof, except as enforceability is subject to the Bankruptcy and Equity Exception;

(d)       (i) the execution, delivery and performance (including the provision and exchange of information) of this Agreement by such Rollover Stockholder does not conflict with, require a consent, waiver or approval under, or result in a breach of or default under, (a) if such Rollover Stockholder is an entity, any provision of its organizational documents, (b) any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on property or assets of such Rollover Stockholder pursuant to any Contract to which the Rollover Stockholder is a party or by which the Rollover Stockholder or any property or asset of the Rollover Stockholder is bound or affected, (c) any order, writ, injunction or Law applicable to such Rollover Stockholder or any of such Rollover Stockholder’s properties and assets or (d) any of the terms of any material contract or agreement to which such Rollover Stockholder is a party or by which such Rollover Stockholder is bound, and (ii) no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of such Rollover Stockholder;

(e)       (i) such Rollover Stockholder (A) is and, immediately prior to the Closing, will be the beneficial owner of, and has and will have good and valid title to, his, her or its Securities, free and clear of Liens other than as created by this Agreement, and (B) has and will have sole or shared (together with Affiliates controlled by such Rollover Stockholder) voting power, power of disposition, and power to demand dissenter’s rights, in each case with respect to all of his, her or its Securities, with no limitations, qualifications, or restrictions on such rights, subject to applicable United States federal securities Laws and the terms of this Agreement; (ii) his, her or its Securities are not subject to any voting trust agreement or

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other Contract to which such Rollover Stockholder is a party restricting or otherwise relating to the voting or Transfer of the Securities other than this Agreement; (iii) such Rollover Stockholder has not Transferred any interest in any of his, her or its Securities pursuant to any Derivative Transaction; (iv) as of the date hereof, other than his, her or its Owned Shares, such Rollover Stockholder does not own, beneficially or of record, any Shares, securities of the Company, or any direct or indirect interest in any such securities (including by way of derivative securities); and (v) such Rollover Stockholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any of his, her or its Owned Shares, except as contemplated by this Agreement;

(f)       there is no Proceeding pending against such Rollover Stockholder or, to the knowledge of such Rollover Stockholder, any other Person or, to the knowledge of such Rollover Stockholder, threatened against such Rollover Stockholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by such Rollover Stockholder of his, her or its obligations under this Agreement;

(g)       such Rollover Stockholder has been afforded the opportunity to ask such questions as he, she or it has deemed necessary of, and to receive answers from, representatives of Parent concerning the terms and conditions of the transactions contemplated hereby and the merits and risks of owning Parent Shares and such Rollover Stockholder acknowledges that he, she or it has been advised to discuss with his, her or its own counsel the meaning and legal consequences of such Rollover Stockholder’s representations and warranties in this Agreement and the transactions contemplated hereby; and

(h)       such Rollover Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Rollover Stockholder’s execution, delivery and performance of this Agreement.

Section 3.2 Covenants. Each Rollover Stockholder hereby, severally and not jointly:

(a)       agrees, prior to the Expiration Time, not to knowingly take any action that would make any representation or warranty of such Rollover Stockholder contained herein untrue or incorrect or have or could have the effect of preventing, impeding or interfering with or adversely affecting the performance by such Rollover Stockholder of his, her or its obligations under this Agreement;

(b)       agrees to permit and authorizes the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC or any regulatory authority, the Proxy Statement (including all documents filed with the SEC in accordance therewith), Schedule 13E-3, any current report of the Company on Form 8-K, such Rollover Stockholder’s identity and beneficial ownership of Shares or other equity securities of the Company and the nature of such Rollover Stockholder’s commitments, arrangements and understandings under this Agreement and to file this Agreement as an exhibit to the extent required to be filed with the SEC or any regulatory authority relating to the Merger;

(c)       agrees and covenants, that such Rollover Stockholder shall promptly (and in any event within twenty-four (24) hours) notify Parent of any new Shares with respect to which beneficial ownership

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(within the meaning of Rule 13d-3 of the Exchange Act) is acquired by such Rollover Stockholder, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such Shares, or upon exercise or conversion of any securities of the Company after the date hereof, and that such Shares shall be “Securities” for purposes of Article I;

(d)       agrees and covenants that he, she or it shall (i) pay any Taxes arising from or attributable to the receipt of (A) Per Share Merger Consideration by such Rollover Stockholder or his, her or its Affiliates pursuant to the Merger Agreement (if any) and/or (B) Parent Shares by such Rollover Stockholder or his, her or its Affiliates pursuant to this Agreement (collectively, the “Tax Liabilities”) upon the earlier of the due date for such Taxes or thirty (30) days after receiving notice of such Taxes, and (ii) bear and pay, reimburse, indemnify and hold harmless Parent, Merger Sub, the Company and any Affiliate thereof (other than such Rollover Stockholder) (collectively, the “Indemnified Parties”) for, from and against (A) any and all liabilities for Taxes imposed upon, incurred by or asserted against any of the Indemnified Parties, arising from or attributable to the Tax Liabilities (for the avoidance of doubt, the term “Tax Liabilities” shall include, without limitation, any and all liability for Taxes arising from or attributable to the receipt of Per Share Merger Consideration and/or Parent Shares as described in Section 3.2(e)(i) above and any liability for withholding Taxes; (B) any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, interests, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of the Tax Liabilities), and (iii) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to ensure that such Rollover Stockholder has adequate capital resources available to satisfy his, her or its indemnification obligations in accordance with this Section 4.2(e);

(e)       agrees and covenants that, if such Rollover Stockholder or the ultimate shareholder of such Rollover Stockholder is or is deemed to be a resident of the PRC under the Laws of the PRC, such Rollover Stockholder shall, as soon as practicable after the date hereof, use his, her or its reasonable best efforts to (i) submit an application to the State Administration of Foreign Exchange for the registration of his, her or its holding of Shares (whether directly or indirectly) in the Company in accordance with the requirements of the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Outbound Investment and Financing and Inbound Investment via Special Purpose Vehicles, or Circular 37 (Hui Fa [2014] 37) (or any successor Law, rule or regulation), and (ii) complete such registration prior to the Closing;

(f)       agrees that, upon request of Parent, such Rollover Stockholder shall execute and deliver any additional documents, consents or instruments and take such further actions as may reasonably be deemed by Parent to be necessary to carry out the provisions of this Agreement;

(g)       agrees that he, she or it will not exercise any dissenters’ rights with respect to the Merger in accordance with Section 262 of the DGCL, including the right of such Rollover Stockholder who has not voted in favor of the Merger Agreement to require payment of fair cash value of Shares; and

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(h)       agrees not to, in his, her or its capacity as a stockholder of the Company, commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company or Parent and their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement, including any claim (i) challenging the validity of or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement, (ii) alleging any breach of any fiduciary duty of any Person in connection with the negotiation, execution and delivery of the Merger Agreement or the consummation of the transactions contemplated thereby or (iii) otherwise relating to this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including, without limitation, the Merger.

Article IV

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to each Rollover Stockholder that as of the date hereof and as of the Rollover Closing:

(a)       Parent is duly organized, validly existing and in good standing under the Laws of Cayman Islands;

(b)       the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within the powers of Parent and have been duly authorized by all necessary action;

(c)       this Agreement has been duly and validly executed and delivered by Parent and assuming due execution and delivery by each Rollover Stockholder, this Agreement constitutes a valid and binding Agreement of Parent enforceable against it in accordance with its terms, except as enforceability is subject to the Bankruptcy and Equity Exception;

(d)       (i) the execution, delivery and performance (including the provision and exchange of information) of this Agreement by Parent does not conflict with, require a consent, waiver or approval under, or result in a breach of or default under, (a) any provision of its respective organizational documents, (b) any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on property or assets of Parent pursuant to any Contract to which Parent is a party or by which Parent or any property or asset of Parent is bound or affected, (c) any order, writ, injunction or Law applicable to Parent or any properties and assets of Parent or (d) any of the terms of any material contract or agreement to which Parent is a party or by which Parent is bound, and (ii) no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent; and

(e)       at the Rollover Closing, the Parent Shares to be issued under this Agreement shall have been duly and validly authorized and when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions arising under applicable securities Laws or the organizational documents of Parent.

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Article V

TERMINATION

This Agreement, and the obligations of each Rollover Stockholder hereunder (including, without limitation, Section 1.2 hereof), shall terminate and be of no further force or effect immediately upon the earlier to occur of (a) the Closing and (b) the date of termination of the Merger Agreement in accordance with its terms. Notwithstanding the preceding sentence, this Article V and Article VI hereof shall survive any termination of this Agreement. Nothing in this Article V shall relieve or otherwise limit any party’s liability for any breach of this Agreement prior to the termination of this Agreement. If for any reason the Merger fails to occur but the Rollover Closing contemplated by Section 2.3 hereof has already taken place, then Parent shall promptly take all such actions as are necessary to restore each Rollover Stockholder to the position he, she or it was in with respect to ownership of the Rollover Shares prior to such Rollover Closing.

Article VI

MISCELLANEOUS

Section 6.1 Failing Investor. Notwithstanding the foregoing, if any Rollover Stockholder becomes a Failing Investor (as defined in the Interim Investors Agreement), such Rollover Stockholder should be treated as a Failing Investor pursuant to Sections 2.1, 2.3, 2.5, 2.7, 2.12, 2.13, 2.14, 2.15 and 4.3 of the Interim Investors Agreement.

Section 6.2 Notices. Any notice, request, instruction or other document to be provided hereunder by any party to another party shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile, overnight courier or electronic mail, to the address provided in this Section 6.2, or to such other address or facsimile number or electronic mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt. All notices hereunder shall be delivered to the address set forth on Schedule B hereto under each party’s name (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 6.2).

Section 6.3 Capacity. Notwithstanding anything to the contrary in this Agreement, (i) each Rollover Stockholder is entering into this Agreement, and agreeing to become bound hereby, solely in his, her or its capacity as a record holder or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Securities and not in any other capacity (including without limitation any capacity as a director, member of any board committee or officer of the Company) and (ii) nothing in this Agreement shall obligate such Rollover Stockholder or his, her or its Representatives to take, or forbear from taking, as a director, member of any board committee or officer of the Company, any action which is inconsistent with his, her or its Representatives’ fiduciary duties under applicable Law.

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Section 6.4 Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

Section 6.5 Entire Agreement. This Agreement, the Novartis Support Agreement, any other rollover agreements entered into by any stockholder of the Company, the Interim Investors Agreement, the Limited Guarantees, the Equity Commitment Letters and the Merger Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 6.6 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any federal court within the State of Delaware), in addition to any other remedy to which they may be entitled at Law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

Section 6.7 Amendments; Waivers. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto. Notwithstanding the foregoing, no failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 6.8 Governing Law; Dispute Resolution. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO NEGOTIATION AND EXPLORATION WITH RESPECT TO OR ENTERING INTO OF THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (A) AGREE THAT ANY SUCH LITIGATION, PROCEEDING OR OTHER LEGAL ACTION SHALL BE INSTITUTED EXCLUSIVELY IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF DELAWARE, WHETHER A STATE OR FEDERAL COURT; (B) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO PERSONAL JURISDICTION IN ANY SUCH COURT DESCRIBED IN CLAUSE (A) OF THIS SECTION 6.8 AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS; (C) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY

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OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN AN INCONVENIENT FORUM; (D) AGREE AS AN ALTERNATIVE METHOD OF SERVICE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SECTION 6.2 FOR COMMUNICATIONS TO SUCH PARTY; (E) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (F) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 6.9 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES OF FACT AND LAW, AND THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY OTHERWISE HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE NEGOTIATION, EXPLORATION, DUE DILIGENCE WITH RESPECT TO OR ENTERING INTO OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.9.

Section 6.10 No Third Party Beneficiaries. Nothing in this Agreement shall be construed as giving any person, other than the parties and their heirs, successors, legal representatives and permitted assigns any right, remedy or claim under or in respect of this Agreement or any provision hereof; provided, however, that the Company is an express third-party beneficiary of this Agreement (except with respect to Section 6.1) and shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement by the parties thereto, in addition to any other remedy at law or equity.

Section 6.11 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent may assign this Agreement (in whole but not in part) in connection with a permitted assignment of the Merger Agreement by Parent, as applicable. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and, in the case of a Rollover Stockholder, his, her or its estate, heirs, beneficiaries, personal representatives and executors.

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Section 6.12 Counterparts. This Agreement may be executed in two or more consecutive counterparts (including by facsimile or email pdf format), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, email pdf format or otherwise) to the other parties; provided, however, that if any of the Rollover Stockholders fails for any reason to execute, or perform their obligations under, this Agreement, this Agreement shall remain effective as to all parties executing this Agreement.

Section 6.13 Tax Treatment. The parties agree to report the transactions contemplated by this Agreement in accordance with the Intended U.S. Tax Treatment and to file all U.S. federal, state, and local tax returns consistently with such treatment, except to the extent required by applicable law. No change shall be made to the entity type or jurisdiction of organization of Parent or Merger Sub, or to the consideration payable under this Agreement or the Merger Agreement, if such change would require reporting the transactions contemplated by this Agreement otherwise than in accordance with the Intended U.S. Tax Treatment.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

CBMG Holdings

By:	/s/ Xin Huang
Name: Xin Huang
Title: Authorized Signatory

[SIGNATURE PAGE TO ROLLOVER AND SUPPORT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

By:	/s/ Bizuo (Tony) Liu
Name: Bizuo (Tony) Liu

[SIGNATURE PAGE TO ROLLOVER AND SUPPORT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

By:	/ s/ Yihong Yao
Name: Yihong Yao

[SIGNATURE PAGE TO ROLLOVER AND SUPPORT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Dangdai International Group Co., Limited

By:	/s/ Chen Jie
Name: Chen Jie
Title: Executive Vice President

[SIGNATURE PAGE TO ROLLOVER AND SUPPORT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Mission Right Limited

By:	/s/ Chan Boon Ho Peter
Name: Chan Boon Ho Peter
Title: Director

[SIGNATURE PAGE TO ROLLOVER AND SUPPORT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

By:	s/ Viktor Pan
Name: Viktor Pan

[SIGNATURE PAGE TO ROLLOVER AND SUPPORT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

By:	/s/ Zheng Zhou
Name: Zheng Zhou

[SIGNATURE PAGE TO ROLLOVER AND SUPPORT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Wealth Map Holdings Limited

By:	/s/ James Xiao Dong Liu
Name: James Xiao Dong Liu
Title: Director

[SIGNATURE PAGE TO ROLLOVER AND SUPPORT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Earls Mill Limited

By:	/s/ James Xiao Dong Liu
Name: James Xiao Dong Liu
Title: Director

[SIGNATURE PAGE TO ROLLOVER AND SUPPORT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

OPEA SRL

By:	/s/ Edoardo Fontana
Name: Edoardo Fontana
Title: Managing Director

[SIGNATURE PAGE TO ROLLOVER AND SUPPORT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

MAPLEBROOK LIMITED For and on behalf of BUKIT MERAH LIMITED Corporate Director

By:	/s/ Valerie Wong	/s/ Pauline Ong
Name:	Valerie Wong	Pauline Ong
Title:	Authorised Signatory	Authorised Signatory

[SIGNATURE PAGE TO ROLLOVER AND SUPPORT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Full Moon Resources Limited

By:	/s/ Pak To Leung
Name: Pak To Leung
Title: Director

[SIGNATURE PAGE TO ROLLOVER AND SUPPORT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

By:	/s/ Li (Helen) Zhang
Name: Li (Helen) Zhang

[SIGNATURE PAGE TO ROLLOVER AND SUPPORT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

By:	/s/ Chengxiang (Chase) Dai
Name Chengxiang (Chase) Dai

[SIGNATURE PAGE TO ROLLOVER AND SUPPORT AGREEMENT]

Schedule A

Rollover Stockholder	Owned Securities	ESOP Securities for Rollover	Rollover Shares	Non-Rollover Shares	Parent Shares (Number/Class*)
Bizuo (Tony) Liu	230,017	773,600	993,617	10,000**	993,617 Class B Shares
Yihong Yao	49,581	94,368	143,949	0	143,949 Class A Shares
Dangdai International Group Co., Limited	2,270,000	-	1,766,498	503,502	1,766,498 Class A Shares
Mission Right Limited	1,036,040	-	1,036,040	0	1,036,040 Class A Shares
Viktor Pan	1,000,000	-	1,000,000	0	1,000,000 Class A Shares
Zheng Zhou	371,007	-	371,007	0	371,007 Class A Shares
Wealth Map Holdings Limited	1,404,494	-	1,404,494	0	1,404,494 Class A Shares
Earls Mill Limited	308,426	-	308,426	0	308,426 Class A Shares
OPEA SRL	21,052	-	21,052	0	21,052 Class A Shares
Maplebrook Limited	1,104,933	-	914,805	190,128	914,805 Class A Shares
Full Moon Resources Limited	710,452	-	710,452	0	710,452 Class A Shares
Li (Helen) Zhang	23,087	5,111	5,111	23,087	5,111 Class A Shares

Chengxiang (Chase) Dai	18,718	3,868	3,868	18,718	3,868 Class A Shares

* Class A Shares and Class B Shares as defined in the shareholders agreement to be entered into among parties listed in Schedule A and other parties thereto on the Closing Date, which shall have the same ranking and equal rights in all respects, except that each Class A Share shall carry one (1) vote per share and each Class B Share shall carry 6 votes per share on all matters to be voted upon by the shareholders of Parent.

** Represents 10,000 Shares owned by Mr. Bizuo (Tony) Liu under the Company’s 401(K) plan.

Schedule B

Party	Notice Address
Parent

CBMG Holdings

Room 3501, 35th floor,

K. Wah Centre, No. 1010,

Middle Huaihai Rd, Shanghai 200031, China

Attention: Xin Huang

Fax: (+86) 21 -31271750

E-mail: huangxin@yfc.cn

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

31/F AIA Central

1 Connaught Road Central, Hong Kong

Attention: Nima Amini

Email: namini@omm.com

Fax: (+852) 2522 1760

Bizuo (Tony) Liu

1345 Avenue of Americas,

15th Floor, New York, New York 10105

Fax: (+1) 347 679 8203

E-mail: tonybizliu@gmail.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Suite 1509, 15/F Jardine House

1 Connaught Place Central

Hong Kong

Attention: Weiheng Chen, Esq.
      Jie Zhu, Esq.

E-mail: wchen@wsgr.com; jizhu@wsgr.com

Fax: (+852) 39724999

Yihong Yao	1345 Avenue of Americas, 15th Floor, New York, New York 10105 Fax: (+1) 347 679 8203 E-mail: oliver_67@yahoo.com
Dangdai International Group Co., Limited	Room 2105-07, Man Yee Building 68 Des Voeux Road Central, Hong Kong Attention: Chen Jie Fax: (+852) 3892 2799 E-mail: chen.jie@dangdaigroup.com.cn

Mission Right Limited	Rooms 4503-05, 45th Floor, China Resources Building, 26 Harbour Road, Wan Chai, Hong Kong Attention: Jackie Wah Fax: (+852) 2824 2616 E-mail: jackie.wah@cstgrouphk.com

Viktor Pan	Mingyue Road 1118, No. 30 Shanghai 201206, China Email: viktor.pan@outlook.com

Zheng Zhou	Flat B, 25/F, Tower 6, Marinella, 9 Welfare Road, Aberdeen, Hong Kong Email: mikezzhou@gmail.com

Wealth Map Holdings Limited	Unit 2006-08, 20/F Harbour Centre, 25 Harbour Road, Wan Chai, Hong Kong Attention: James Xiao Dong Liu Fax: (+852) 2630 2011 Email: jamesliu@sailing-capital.com

Earls Mill Limited	Unit 2006-08, 20/F Harbour Centre, 25 Harbour Road, Wan Chai, Hong Kong Attention: James Xiao Dong Liu Fax: (+852) 2630 2011 Email: jamesliu@sailing-capital.com

OPEA SRL	OPEA SRL Via Cesare Battisti 1 20122 Milan Attention: Edoardo Fontana Fax: (+39) 02 76394692 Email: edoardo.fontana@opeaholding.com

Maplebrook Limited	Maplebrook Limited c/o Credit Suisse Trust Limited One Raffles Link #05-02, Singapore 039393 Attention: Patricia Tan Email: patricia.tan@credit-suisse.com

Full Moon Resources Limited	1902-03 Bank of America Tower, 12 Harcourt Road, Central, Hong Kong Attention: Francis Leung Email: francis.leung@luminarygc.com / phidia.wong@luminarygc.com

Li (Helen) Zhang	1345 Avenue of Americas, 15th Floor, New York, New York 10105 Fax: (+1) 347 679 8203 E-mail: zhang.helen2@gmail.com

Chengxiang (Chase) Dai	Chengxiang (Chase) Dai 1345 Avenue of Americas, 15th Floor, New York, New York 10105 Fax: (+1) 347 679 8203 E-mail: chxdai@hotmail.com